Exhibit 99.1

February 12, 2018

To:    All Canadian Securities Regulatory Authorities

cc:    Toronto Stock Exchange (via SEDAR)

  New York Stock Exchange, Inc. (via egovdirect.com)

  The Canadian Depository for Securities Ltd. (via Transfer Agent)

Re:    Encana Corporation

  AMENDED Notice of Annual Meeting of Shareholders

  and Notice of Record Date

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  We advise the following with respect to the upcoming Annual Meeting of Shareholders of Encana Corporation:

Meeting Type	Annual
Securities Entitled to Receive Notice of
& Vote at the Meeting	Common Shares
CUSIP Number	292505 104
ISIN Number	CA292505 104 7
Record Date for Notice & Voting	March 7, 2018
Beneficial Ownership Determination Date	March 7, 2018
Meeting Date	May 1, 2018
Meeting Location	Calgary, Alberta
Issuer mailing directly to non-objecting beneficial owners	No
Issuer will pay for objecting beneficial owner material distribution	Yes

Notice and Access (NAA) Requirements:
NAA for Beneficial Holders	No
NAA for Registered Holders	No

Per:	“Dawna I. Gibb”

Dawna I. Gibb, Assistant Corporate Secretary

Encana Corporation Suite 4400, 500 Centre Street SE PO Box 2850 Calgary, Alberta Canada T2P 2S5 t 403.645.2000 f 403.645.3400 www.encana.com